UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 8, 2006

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Canada, CA 91011
(Address of principal executive offices) (Zip Code)

(818) 949-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 8, 2006, Sport Chalet, Inc. (the "Company") issued a press release announcing that members of its management team will be presenting at the Stephens Inc. 2006 Consumer Conference in New York on March 14, 2006. A copy of the press release is attached as Exhibit 99.1. The presentation is expected to begin at 11:30 a.m. EST, and will be available via a live webcast at www.wsw.com/webcast/stph2/spchb/.

A copy of the PowerPoint slide presentation to be used by the Company at the conference is attached as Exhibit 99.2. The presentation includes certain numerical measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation of non-GAAP measures to the most directly comparable GAAP measures is attached as Exhibit 99.3.

The information in this Item 7.01 and the exhibits attached hereto shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this report contains is material investor information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated March 8, 2006, entitled: "Sport Chalet to Present at Stephens Inc. 2006 Consumer Conference."
99.2	PowerPoint slides to be presented at the Stephens Inc. 2006 Consumer Conference on March 14, 2006.
99.3	GAAP to non-GAAP reconciliation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006	SPORT CHALET, INC.

	By:	/s/ Howard K. Kaminsky
Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary